UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2019

Commission file number 001-38265

nVent Electric plc

(Exact name of Registrant as specified in its charter)

Ireland	98-1391970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

The Mille, 1000 Great West Road, 8th Floor (East), London, TW8 9DW, United Kingdom

(Address of principal executive offices)

Registrant's telephone number, including area code: 44-20-3966-0279

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2019, nVent Electric plc (the “Company”) notified Thomas F. Pettit, the Executive Vice President and Chief Integrated Supply Chain Officer of the Company, that his employment would cease effective October 11, 2019 (the “Separation Date”) as a result of restructuring its supply chain team.

Under the nVent Management Company Severance Plan for Executives, effective March 1, 2019 (the “Severance Plan”), Mr. Pettit is eligible to receive separation payments from nVent Management Company, a wholly-owned subsidiary of the Company (“NMC”), equal to the product of one and one-half times the sum of his base salary and target annual bonus, which will be an aggregate of $866,250, provided that Mr. Pettit is in compliance with his obligations under the Severance Plan, including the non-solicitation and non-competition covenants described below. The Severance Plan also provides that Mr. Pettit is eligible to continue to participate in the Company’s health plan for a specified period of time and that NMC may pay for the cost of outplacement services for a specified period of time. Mr. Pettit will also be eligible to receive a prorated cash bonus for 2019, subject to the terms and conditions of the nVent Management Incentive Plan, with any payment earned payable in March 2020. Under the nVent Electric plc 2018 Omnibus Incentive Plan (the “Omnibus Plan”), Mr. Pettit’s unvested equity awards will be treated as follows: restricted stock units will be treated as fully and immediately vested effective as of the Separation Date; performance share units will remain eligible for vesting following the end of the applicable performance period based upon the Company’s actual performance and actual achievement of performance goals; and stock options will remain outstanding and continue to vest according to the award’s original vesting schedule and be exercisable until the earlier of the expiration date of the award or the five year anniversary of the Separation Date. In exchange for the benefits above under the Severance Plan and the Omnibus Plan, Mr. Pettit will need to agree to release NMC and all of its affiliated entities and persons from all claims arising out of his employment or separation of employment. Mr. Pettit will also need to agree for a 24-month period after the Separation Date that he will not (i) provide services to any entity engaged in a business that is competitive with the Company and its affiliates, (ii) solicit or accept competitive business from any customer of the Company and its affiliates or (iii) solicit any employee of the Company and its affiliates. NMC may enter into a separation and release agreement with Mr. Pettit reflecting the above terms. Any such agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on September 30, 2019.

nVent Electric plc
Registrant

By:	/s/ Jon D. Lammers
Jon D. Lammers
Executive Vice President, General Counsel and Secretary